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                                                              Exhibit No. 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of First Century Bankshares, Inc. (formerly Pocahontas Bankshares Corporation) on Form S-8 of our report, dated January 29, 1999, on our audits of the consolidated financial statements of Pocahontas Bankshares Corporation as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report has been included in Pocahontas Bankshares Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


     /s/   PriceWaterhouseCoopers, LLP
     ---------------------------------
     PriceWaterhouseCoopers, LLP


     Charlotte, North Carolina
     June 23, 1999